                                                                     Exhibit 3.2

                                     BY LAWS

                                       OF

                          SP ACQUISITION HOLDINGS, INC.

                                    ARTICLE I

                                     OFFICES

      1.1.  REGISTERED OFFICE. The address,  including street,  number, city and county,  of the registered office of the Corporation in the State of Delaware is
615 South DuPont Highway, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

      1.2. OTHER OFFICES.  The  Corporation  may also have offices at such other places both  within and without the State of Delaware as the board of  directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      2.1. PLACE OF MEETINGS.  All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated  from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.2. ANNUAL MEETINGS.  The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors  and stated
in the notice of the meeting,  for the purpose of electing directors and for the transaction  of only such  other  business  as is  properly  brought  before the meeting in accordance with these Bylaws (the "Bylaws").

      Written  notice of an annual meeting  stating the place,  date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than  sixty  (60)  days  before  the date of the annual meeting.

      2.3.  SPECIAL  MEETINGS.  Special  meetings of the  stockholders,  for any
purpose  or  purposes,   unless  otherwise  prescribed  by  statute  or  by  the
Certificate  of   Incorporation   of  the  Corporation   (the   "Certificate  of
Incorporation"),  may  only be  called  by a  majority  of the  entire  Board of
Directors or the Chairman of the Board of Directors.

      Unless  otherwise  provided by law, written notice of a special meeting of stockholders,  stating the time, place and purpose or purposes thereof, shall be given to each  stockholder  entitled to vote at such meeting,  not less than ten
(10) or more  than  sixty  (60) days  before  the date  fixed  for the  meeting.
Business  transacted at any special meeting of stockholders  shall be limited to the purpose or purposes stated in the notice relating thereto.

      2.4.  QUORUM.  The holders of a majority of the capital  stock  issued and outstanding  and entitled to vote thereat,  present in person or  represented by proxy,  shall  constitute a quorum at all meetings of the  stockholders  for the transaction  of  business  except as  otherwise  provided  by  statute or by the
Certificate of Incorporation.  If, however,  such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat,  present in person or represented by proxy,  shall have power to adjourn the meeting from time to time,  without notice other than  announcement  at the meeting,  until a quorum shall be present or  represented.  At such  adjourned  meeting at which a quorum shall be present or  represented,  any business may be  transacted  which might  have  been  transacted  at the  meeting  as  originally  noticed.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record  date is fixed  for the  adjourned  meeting,  a notice  of the  adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      2.5.  ORGANIZATION.  The Chairman of the Board of  Directors  shall act as chairman of meetings of the  stockholders.  The Board of Directors may designate any other  officer or  director  of the  Corporation  to act as  chairman of any meeting in the absence of the Chairman of the Board of Directors,  and the Board
of Directors may further  provide for  determining  who shall act as chairman of any  stockholders  meeting  in the  absence  of the  Chairman  of the  Board  of
Directors and such designee.

      The Secretary of the Corporation shall act as secretary of all meetings of the stockholders,  but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

      2.6.  VOTING.  Unless  otherwise  required  by  law,  the  Certificate  of
Incorporation  or  these  Bylaws,  any  question  (other  than the  election  of directors)  brought before any meeting of  stockholders  shall be decided by the vote of the  holders of a majority of the stock  represented  at the meeting and entitled to vote on the subject matter.  At all meetings of stockholders for the election of  directors,  a plurality  of the votes cast shall be  sufficient  to elect.  Each  stockholder  represented  at a meeting  of  stockholders  shall be entitled to cast one vote for each share of the capital  stock  entitled to vote thereat held by such stockholder,  unless otherwise  provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to  express  consent  or dissent  to  corporate  action in writing  without a meeting may authorize any person or persons to act for him or her by proxy.  All proxies  shall be executed in writing and shall be filed with the  Secretary  of the  Corporation  not later than the day on which  exercised.  No proxy shall be voted or acted  upon  after  three (3) years  from its  date,  unless  the proxy provides for a longer period. The Board of Directors, in its discretion,  or the officer  of the  Corporation  presiding  at a meeting  of  stockholders,  in his discretion,  may require  that any votes cast at such  meeting  shall be cast by written ballot.

      2.7.  VOTING  LIST.  The officer who has charge of the stock ledger of the corporation  shall prepare and make, at least ten (10) days before every meeting of  stockholders,  a complete list of the  stockholders  entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder,  for any purpose germane to the meeting,  during ordinary  business hours, for a period of at least ten (10)
days prior to the election,  either at a place within the city,  town or village where the  election is to be held,  which place shall be specified in the notice of the meeting,  or, if not specified,  at the place where said meeting is to be held.  The list  shall be  produced  and kept at the time and place of  election during the whole time thereof,  and may be inspected by any  stockholder  of the
Corporation who is present.

      2.8. STOCK LEDGER.  The stock ledger of the Corporation  shall be the only evidence as to who are the  stockholders  entitled to examine the stock  ledger, the  list  required  by  Section  7 of  this  Article  II or  the  books  of the
Corporation, or to vote in person or by proxy at any meeting of stockholders.

      2.9. ADJOURNMENT. Any meeting of the stockholders,  including one at which directors are to be elected,  may be adjourned for such periods as the presiding officer  of the  meeting or the  stockholders  present in person or by proxy and entitled to vote shall direct.

      2.10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders,  appoint  one or more  inspectors  to act at such  meeting  or any adjournment  thereof. If any of the inspectors so appointed shall fail to appear or act, then the chairman of the meeting shall, or if inspectors  shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.
Each inspector, before entering upon the discharge of his duties, shall take and sign an oath  faithfully to execute the duties of inspector at such meeting with strict  impartiality  and according to the best of his ability.  The  inspectors shall  determine  the  number  of  shares of  capital  stock of the  Corporation outstanding  and the voting power of each,  the number of shares  represented at the meeting,  the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents,  hear and determine all challenges and questions  arising in connection with the right to vote,  count and tabulate all votes,  ballots or  consents,  determine  the  results,  and do such acts as are proper to conduct the  election or vote with  fairness to all  stockholders.  On request of the chairman of the meeting,  the  inspectors  shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director  shall act as an inspector of an election of  directors.  Inspectors need not be stockholders.

      2.11.  ADVANCE NOTICE  PROVISIONS FOR ELECTION OF DIRECTORS.  Only persons who are nominated in accordance with the following  procedures shall be eligible for  election  as  directors  of the  Corporation.  Nominations  of persons  for election  to the  Board  of  Directors  may be made  at any  annual  meeting  of stockholders,  or at any special meeting of stockholders  called for the purpose of electing  directors as provided under Article II, Section 3, (a) by or at the direction of the Board of Directors (or any duly authorized  committee  thereof)
or (b) by any  stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Article II, Section
11 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies  with the notice  procedures  set forth in this Article II, Section 11.

      In addition to any other applicable  requirements,  for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a)
in the case of an annual  meeting,  not later than the close of  business on the ninetieth  (90th) day, nor earlier than the close of business on the one hundred twentieth  (120th)  day,  prior to the date of the  anniversary  of the previous year's  annual  meeting;  provided,  however,  that in the event  that no annual meeting was held in the previous  year or the annual  meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty
(60) days after such anniversary  date, notice by the stockholder in order to be timely  must be so  received  not later than the later of the close of  business ninety (90) days prior to the annual  meeting or the tenth (10th) day  following the day on which  such  notice of the date of the annual  meeting  was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special  meeting of  stockholders  called for the  purpose of electing directors,  not  later  than the  close of  business  on the  tenth  (10th)  day following the day on which notice of the date of the special  meeting was mailed or public  disclosure  of the date of the special  meeting  was made,  whichever first occurs.

      To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the  stockholder  proposes to nominate  for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal  occupation or employment of the person, (iii)
the class or series  and number of shares of  capital  stock of the  Corporation which are owned  beneficially  or of  record  by the  person  and (iv) any other information  relating to the person that would be required to be  disclosed in a proxy  statement  or  other  filings  required  to be  made in  connection  with solicitations of proxies for election of directors pursuant to Section 14 of the
Securities  Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record  address of such  stockholder,  (ii) the class or series and number of shares of capital stock of the Corporation  which are owned beneficially  or of  record  by such  stockholder,  (iii) a  description  of all arrangements  or  understandings  between  such  stockholder  and each  proposed nominee and any other  person or persons  (including  their  names)  pursuant to
which  the  nomination(s)   are  to  be  made  by  such   stockholder,   (iv)  a
representation  that such stockholder intends to appear in person or by proxy at the  meeting  to  nominate  the  persons  named in its  notice and (v) any other information  relating to such stockholder that would be required to be disclosed in a proxy  statement or other filings  required to be made in  connection  with solicitations of proxies for election of directors pursuant to Section 14 of the
Exchange Act and the rules and regulations promulgated  thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      No person shall be eligible for election as a director of the  Corporation unless nominated in accordance with the procedures set forth in this Article II,
Section 11. If the chairman of the meeting  determines that a nomination was not made in accordance with the foregoing procedures,  the chairman shall declare to the meeting that the  nomination  was  defective and such  defective  nomination shall be disregarded.

      2.12.  ADVANCE  NOTICE  PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL
MEETING.  No business may be  transacted at an annual  meeting of  stockholders, other than  business  that is either (a)  specified in the notice of meeting (or any  supplement  thereto) given by or at the direction of the Board of Directors
(or any duly  authorized  committee  thereof),  (b) otherwise  properly  brought before the annual  meeting by or at the  direction of the Board of Directors (or any duly authorized  committee thereof) or (c) otherwise properly brought before the  annual  meeting  by  any  stockholder  of  the  Corporation  (i)  who  is a stockholder  of record on the date of the giving of the notice  provided  for in this  Article  II,  Section 12 and on the record date for the  determination  of stockholders  entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Article II, Section 12.

      In  addition  to any other  applicable  requirements,  for  business to be properly  brought before an annual meeting by a  stockholder,  such  stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the  ninetieth  (90th) day, nor earlier than the close of business on the one hundred  twentieth  (120th)  day,  prior to the date  of the  anniversary  of the  previous  year's  annual  meeting;  provided, however,  that in the event that no annual meeting was held in the previous year or the annual  meeting is  scheduled  to be held on a date more than thirty (30)
days prior to or  delayed  by more than  sixty (60) days after such  anniversary date,  notice by the  stockholder  in order to be timely must be so received not later  than the later of the close of  business  ninety  (90) days  prior to the annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual  meting was mailed or such public  disclosure of the date of the annual meeting was made.

      To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual  meeting  and the  reasons  for  conducting  such  business at the annual meeting,  (ii) the name and record address of such stockholder,  (iii) the class or series  and number of shares of capital  stock of the  Corporation  which are owned  beneficially or of record by such stockholder,  (iv) a description of all arrangements or understandings  between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such  stockholder  and any  material  interest  of such  stockholder  in such business and (v) a  representation  that such  stockholder  intends to appear in person or by proxy at the  annual  meeting  to bring  such  business  before the meeting.

      No  business  shall be  conducted  at the annual  meeting of  stockholders except  business  brought  before the  annual  meeting  in  accordance  with the procedures set forth in this Article II, Section 12;  provided,  however,  that, once business has been properly  brought before the annual meeting in accordance with such procedures, nothing in this Article II, Section 12, shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an annual meeting  determines that business was not properly  brought before the annual meeting in accordance with the foregoing  procedures,  the chairman shall declare to the meeting that the business  was not  properly  brought  before the meeting and such business shall not be transacted.

      2.13.  RATIFICATION.  Any  transaction  questioned  in  any  stockholders'
derivative  suit, or any other suit to enforce alleged rights of the Corporation or any of its  stockholders,  on the ground of lack of  authority,  defective or irregular execution,  adverse interest of any director,  officer or stockholder, nondisclosure,  miscomputation  or the  application  of improper  principles  or practices of accounting may be approved,  ratified and confirmed before or after judgment by the Board of  Directors or by the holders of Common Stock and, if so approved,  ratified or confirmed, shall have the same force and effect as if the questioned  transaction had been originally duly authorized,  and said approval, ratification  or  confirmation  shall be binding upon the Corporation and all of its  stockholders  and shall  constitute  a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE III

                                    DIRECTORS

      3.1.  POWERS;  NUMBER;  QUALIFICATIONS.  The  business  and affairs of the
Corporation  shall  be  managed  by or  under  the  direction  of the  Board  of
Directors,  except as may be otherwise  provided by law or in the Certificate of
Incorporation.  The number of  directors  which  shall  constitute  the Board of
Directors  shall be not less  than one (1) nor more  than  nine  (9).  The exact number  of  directors  shall  be fixed  from  time to time,  within  the  limits specified in this Article III, Section 1 or in the Certificate of Incorporation,
by  the  Board  of  Directors.   Directors  need  not  be  stockholders  of  the
Corporation.

      3.2.  ELECTION;  TERM OF OFFICE;  RESIGNATION;  REMOVAL;  VACANCIES.  Each
director  shall hold office  until the next annual  meeting of  stockholders  or until  such  director's  earlier  resignation,  removal  from  office,  death or incapacity.  Unless  otherwise  provided in the  Certificate  of  Incorporation, vacancies and newly  created  directorships  resulting  from any increase in the authorized  number  of  directors  or from any  other  cause  may be filled by a majority of the directors then in office,  although less than a quorum,  or by a sole remaining  director and each director so chosen shall hold office until the next annual meeting and until such  director's  successor  shall be duly elected and shall qualify,  or until such director's earlier  resignation,  removal from office, death or incapacity.

      3.3.  MEETINGS.  The  Board  of  Directors  of the  Corporation  may  hold meetings,  both  regular  and  special,  either  within or without  the State of
Delaware.  The first meeting of each newly  elected Board of Directors  shall be held immediately  after and at the same place as the meeting of the stockholders at which it is elected and no notice of such  meeting  shall be necessary to the newly elected  directors in order legally to constitute the meeting,  provided a quorum shall be present.  Regular meetings of the Board of Directors may be held without  notice at such time and place as shall from time to time be  determined by the Board of Directors.

      Special  meetings  of the  Board of  Directors  may be called by the Chief
Executive Officer or a majority of the entire Board of Directors. Notice thereof stating the place,  date and hour of the meeting shall be given to each director either by mail not less  than  forty-eight  (48)  hours  before  the date of the meeting,  by telephone,  facsimile or telegram on twenty-four (24) hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      3.4. QUORUM. Except as may be otherwise  specifically provided by law, the
Certificate of  Incorporation  or these Bylaws,  at all meetings of the Board of
Directors or any committee  thereof, a majority of the entire Board of Directors or such  committee,  as the  case may be,  shall  constitute  a  quorum  for the transaction  of business and the act of a majority of the  directors  present at any  meeting  at  which  there  is a  quorum  shall  be the act of the  Board of
Directors.  If a quorum  shall not be  present  at any  meeting  of the Board of
Directors  or of any  committee  thereof,  a majority of the  directors  present thereat may adjourn the meeting  from time to time,  without  notice  other than announcement at the meeting, until a quorum shall be present.

      3.5.  ORGANIZATION OF MEETINGS.  The Board of Directors shall elect one of its members to be Chairman of the Board of Directors.  The Chairman of the Board
of   Directors   shall  lead  the  Board  of   Directors   in   fulfilling   its
responsibilities  as set forth in these Bylaws,  including its responsibility to oversee the performance of the  Corporation,  and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

      Meetings of the Board of Directors  shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the Vice Chairman of the
Board of Directors,  or in the absence of the Chairman of the Board of Directors and the Vice  Chairman  of the Board of  Directors  by such other  person as the
Board of Directors may designate or the members present may select.

      3.6.  ACTIONS OF BOARD OF  DIRECTORS  WITHOUT  MEETING.  Unless  otherwise restricted by the  Certificate  of  Incorporation  or these  Bylaws,  any action required or permitted to be taken at any meeting of the Board of Directors or of any  committee  thereof  may be taken  without a meeting,  if all members of the
Board of Directors or of such committee,  as the case may be, consent thereto in writing,  and the writing or writings are filled with the minutes of proceedings of the Board of Directors or committee.

      3.7. REMOVAL OF DIRECTORS BY  STOCKHOLDERS.  The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding  shares then entitled to vote at an  election of  directors.  In case the Board of  Directors  or any one or more
Directors be so removed,  new  Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

      3.8.  RESIGNATIONS.  Any Director may resign at any time by submitting his written  resignation to the Board of Directors or Secretary of the  Corporation.
Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the  resignation,  in which case it shall become effective at the time so fixed.  The  acceptance of a  resignation  shall not be required to make it effective.

      3.9.  COMMITTEES.  The  Board  of  Directors  may  designate  one or  more committees,  each  committee  to consist of one or more of the  directors of the
Corporation.  In the absence or disqualification of a member of a committee, the member or members  thereof  present at any  meeting  and not  disqualified  from voting,  whether or not he, she or they  constitute  a quorum,  may  unanimously appoint  another  member of the Board of  Directors to act at the meeting in the place of any such absent or  disqualified  member.  Any such  committee,  to the extent  provided  by law  and in  the  resolution  of  the  Board  of  Directors establishing  such  committee,  shall have and may  exercise  all the powers and authority  of the Board of  Directors  in the  management  of the  business  and affairs of the Corporation,  and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the  Certificate  of  Incorporation,
adopting  an  agreement  of  merger  or   consolidation,   recommending  to  the
stockholders  the sale,  lease or  exchange of all or  substantially  all of the
Corporation's   property  and  assets,   recommending  to  the   stockholders  a
dissolution of the  Corporation or a revocation of a dissolution or amending the
Bylaws of the Corporation;  and, unless the resolution expressly so provides, no such  committee  shall have the power or  authority  to declare a dividend or to authorize  the  issuance of stock or to adopt a  certificate  of  ownership  and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      3.10.  COMPENSATION.  Unless  otherwise  restricted by the  Certificate of
Incorporation  or these Bylaws,  the Board of Directors shall have the authority to fix the compensation of directors.

      3.11.  INTERESTED  DIRECTORS.  No  contract  or  transaction  between  the
Corporation  and  one or more of its  directors  or  officers,  or  between  the
Corporation  and any  other  corporation,  partnership,  association,  or  other organization  in which one or more of its directors or officers are directors or officers,  or have a financial  interest,  shall be void or voidable  solely for this  reason,  or solely  because  the  director  or  officer  is  present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted  for  such  purpose,  if (i)  the  material  facts  as to  his or  their relationship  or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or  committee  in good faith  authorizes  the  contract  or  transaction  by the affirmative votes of a majority of the disinterested directors,  even though the disinterested  directors be less than a quorum; or (ii) the material facts as to his or their  relationship or interest and as to the contract or transaction are disclosed or are known to the  stockholders  entitled to vote  thereon,  and the contract or  transaction is  specifically  approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of  the  time  it is  authorized,  approved  or  ratified,  by the  Board  of
Directors,  a  committee  thereof  or the  stockholders.  Common  or  interested directors may be counted in determining the presence of a quorum at a meeting of the Board of  Directors  or of a  committee  which  authorizes  the  contract or transaction.

      3.12. MEETINGS BY MEANS OF CONFERENCE  TELEPHONE.  Members of the Board of
Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of  Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which  all  persons  participating  in the  meeting  can hear  each  other,  and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

      4.1.  GENERAL.  The  officers of the  Corporation  shall be elected by the
Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the  Board,  Chief  Executive  Officer,  President,  Executive  Vice  President,
Secretary and Treasurer.  The Board of Directors,  in its  discretion,  may also elect one or more Vice  Presidents  (including  Executive  Vice  Presidents  and
Senior  Vice  Presidents),   Assistant  Secretaries,   Assistant  Treasurers,  a
Controller  and such other officers as in the judgment of the Board of Directors may be  necessary  or  desirable.  Any number of offices may be held by the same person  and more than one  person  may hold the same  office,  unless  otherwise prohibited  by law,  the  Certificate  of  Incorporation  or these  Bylaws.  The officers of the Corporation  need not be stockholders  of the  Corporation,  nor need such officers be directors of the Corporation.

      4.2. ELECTION. The Board of Directors at its first meeting held after each annual meeting of  stockholders  shall elect the officers of the Corporation who shall  hold their  offices  for such terms and shall  exercise  such  powers and perform  such  duties as shall be  determined  from time to time by the Board of
Directors;  and all  officers of the  Corporation  shall hold office until their successors  are chosen and  qualified,  or until their  earlier  resignation  or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the  affirmative  vote of a majority of the Board of Directors.  Any vacancy  occurring in any office of the
Corporation  shall be filled  by the Board of  Directors.  The  salaries  of all officers  who are  directors of the  Corporation  shall be fixed by the Board of
Directors.

      4.3.  VOTING  SECURITIES  OWNED BY THE  CORPORATION.  Powers of  attorney, proxies,  waivers of notice of meeting,  consents and other instruments relating to  securities  owned by the  Corporation  may be executed in the name of and on behalf of the Corporation by the Chief Executive  Officer or any Vice President,
and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security  holders of any  corporation in which the Corporation may own  securities  and at any such meeting  shall possess and may exercise any and all rights and powers  incident  to the  ownership  of such  securities  and which, as the owner thereof,  the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution,  from time to time confer like powers upon any other person or persons.

      4.4.  CHAIRMAN  OF THE  BOARD.  The  Chairman  of the  Board  shall be the chairman of all meetings of the Board of Directors.

      4.5. CHIEF  EXECUTIVE  OFFICER.  Subject to the provisions of these Bylaws and to the  direction of the Board of  Directors,  the Chief  Executive  Officer
shall have ultimate  authority for decisions  relating to the general management and control of the affairs and  business of the  Corporation  and shall  perform such other duties and exercise  such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

      4.6. PRESIDENT.  The President shall have general  supervision,  direction and control of the  operations of the  Corporation  and shall perform such other duties  and  exercise  such other  powers  which are or from time to time may be delegated  to him or her by the  Board  of  Directors  or these  Bylaws,  all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

      4.7.  VICE CHAIRMAN AND EXECUTIVE  VICE  PRESIDENT.  At the request of the
Chief Executive Officer or in the absence of the Chief Executive Officer,  or in the event of his or her  inability or refusal to act,  the Vice  Chairman or, in the  event  of his or her  inability  or  refusal  to act,  the  Executive  Vice
President shall perform the duties of the Chief Executive  Officer,  and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.  The Vice Chairman and the Executive Vice  President  shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice Chairman or Executive Vice President, the Board of Directors shall  designate the officer of the  Corporation  who, in the absence of the Chief  Executive  Officer or in the event of the inability or refusal of such officer to act,  shall  perform the duties of such  office,  and when  so  acting,  shall  have  all  the  powers  of and be  subject  to all the restrictions upon such office.

      4.8.  SECRETARY.  The Secretary  shall attend all meetings of the Board of
Directors  and all  meetings  of  stockholders  and record  all the  proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing  committees  when  required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors,  and shall perform such other duties as may be prescribed by the Board of Directors or the Chief  Executive  Officer,
under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the  stockholders and special  meetings of the Board of Directors,  then any  Assistant  Secretary shall perform such actions. If there be no Assistant  Secretary,  then the Board of Directors or the Chief Executive  Officer may choose another officer to cause such notice to be given.  The  Secretary  shall have  custody of the seal of the
Corporation and the Secretary or any Assistant Secretary, if there be one, shall have  authority  to affix the same to any  instrument  requiring  it and when so affixed,  it may  be  attested  by the  signature  of  the  Secretary  or by the signature  of any such  Assistant  Secretary.  The Board of  Directors  may give general  authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports,  statements,  certificates  and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      4.9.  TREASURER.  The  Treasurer  shall have the custody of the  corporate funds and securities  and shall keep full and accurate  accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable  effects in the name and to the credit of the  Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall  disburse the funds of the  Corporation  as may be ordered by the Board of
Directors,  taking proper vouchers for such  disbursements,  and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires,  an account of all his  transactions as Treasurer and of the financial  condition of the Corporation.  If required by the Board of Directors,  the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties  as shall be  satisfactory  to the Board of
Directors for the faithful  performance  of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever  kind  in  his  possession  or  under  his  control  belonging  to  the
Corporation.

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      4.10. ASSISTANT SECRETARIES.  Except as may be otherwise provided in these
Bylaws,  Assistant  Secretaries,  if there be any, shall perform such duties and have such  powers as from time to time may be  assigned  to them by the Board of
Directors,  the Chief Executive Officer, any Vice President, if there be one, or the  Secretary,  and in the  absence  of the  Secretary  or in the  event of his disability  or refusal to act,  shall perform the duties of the  Secretary,  and when  so  acting,  shall  have  all  the  powers  of and be  subject  to all the restrictions upon the Secretary.

      4.11. ASSISTANT TREASURERS.  Assistant Treasurers,  if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President,
if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his  disability  or refusal  to act,  shall  perform  the duties of the
Treasurer,  and when so  acting,  shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant  Treasurer  shall give the  Corporation a bond in such sum and with such surety or sureties as shall be  satisfactory  to the Board of Directors for the faithful  performance of the duties of his office and for the restoration to the Corporation,  in case of his death, resignation,  retirement or removal from office,  of all books,  papers,  vouchers,  money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      4.12.  OTHER  OFFICERS.  Such other officers as the Board of Directors may choose  shall  perform such duties and have such powers as from time to time may be  assigned  to them by the  Board of  Directors.  The Board of  Directors  may
delegate to any other officer of the  Corporation the power to choose such other officers and to prescribe their respective duties and powers.

      4.13.  VACANCIES.  The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

      4.14.  RESIGNATIONS.  Any officer may resign at any time by submitting his written  resignation to the Corporation.  Such resignation  shall take effect at the time of its receipt by the Corporation,  unless another time be fixed in the resignation,  in which case it shall become  effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

      4.15.  REMOVAL.  Subject to the  provisions  of any  employment  agreement approved  by the Board of  Directors,  any  officer  of the  Corporation  may be removed at any time, with or without cause, by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

      5.1. FORM OF CERTIFICATES.  Every holder of stock in the Corporation shall be entitled to have a certificate  signed, in the name of the Corporation (i) by

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the Chief Executive  Officer or a Vice President and (ii) by the Treasurer or an
Assistant  Treasurer,  or  the  Secretary  or  an  Assistant  Secretary  of  the
Corporation,  certifying  the  number  of  shares  owned  by  him  or her in the
Corporation.

      5.2. SIGNATURES.  Any or all of the signatures on the certificate may be a facsimile,  including,  but  not  limited  to,  signatures  of  officers  of the
Corporation and  countersignatures of a transfer agent or registrar.  In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been  placed  upon a  certificate  shall  have  ceased  to be such  officer, transfer agent or registrar before such certificate is issued,  it may be issued by the  Corporation  with the same  effect  as if he or she were  such  officer, transfer agent or registrar at the date of issue.

      5.3.  LOST  CERTIFICATES.   The  Board  of  Directors  may  direct  a  new
certificate  or  certificates  to be  issued  in  place  of any  certificate  or certificates  theretofore  issued by the Corporation  alleged to have been lost, stolen or destroyed,  upon the making of an affidavit of that fact by the person claiming  the  certificate  of stock  to be  lost,  stolen  or  destroyed.  When authorizing such issue of a new certificate,  the Board of Directors may, in its discretion  and as a condition  precedent to the issuance  thereof,  require the
owner  of  such   lost,   stolen  or   destroyed   certificate,   or  his  legal
representative,  to advertise  the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as  indemnity  against any claim that may be made against the  Corporation  with respect to the certificate alleged to have been lost, stolen or destroyed.

      5.4.  TRANSFERS.  Stock of the  Corporation  shall be  transferable in the manner  prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the  Corporation  only by the person named in the certificate or by his attorney  lawfully  constituted  in writing and upon the surrender of the certificate therefor,  which shall be canceled before a new certificate shall be issued.  Upon  surrender  to  the  Corporation  or  the  transfer  agent  of the
Corporation  of a certificate  for shares duly endorsed or accompanied by proper evidence of  succession,  assignment  or authority to transfer,  it shall be the duty of the  Corporation  to  issue a new  certificate  to the  person  entitled thereto, cancel the old certificate and record the transactions upon its books.

      5.5.  FIXING RECORD DATE. In order that the  Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment  thereof,  or entitled to receive  payment of any  dividend or other distribution  or allotment of any rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action,  the Board of Directors may fix a record date, which record date shall not precede the date upon which the  resolution  fixing the record is adopted by the Board of Directors,  and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days  after the date upon which the  resolution  fixing the record date of action  with a meeting is adopted  by the Board of  Directors,  nor more than sixty (60) days prior to any other action. If no record date is fixed:

            (a) The record date for determining  stockholders entitled to notice of or to vote at a meeting of stockholders  shall be at the close of business on the day next  preceding  the day on which  notice  is  given,  or,  if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held.

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            (b) The  record  date for  determining  stockholders  for any  other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors adopts the resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of  stockholders  shall apply to any  adjournment  of the  meeting;
provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      5.6. REGISTERED STOCKHOLDERS. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively  entitled to vote, to receive  notifications and to all other benefits of  ownership  with  respect to such share or shares,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other  notice  thereof,  except as  otherwise  provided by the laws of the State
Delaware.

                                   ARTICLE VI

                                     NOTICES

      6.1.  FORM OF NOTICE.  Notices to directors  and  stockholders  other than notices to directors of special  meetings of the Board of Directors which may be given by any means  stated in Article  III,  Section 3, shall be in writing  and delivered  personally  or  mailed  to the  directors  or  stockholders  at their addresses  appearing  on the books of the  corporation.  Notice by mail shall be deemed  to be given  at the time  when the  same  shall  be  mailed.  Notice  to directors may also be given by telegram.

      6.2.  WAIVER OF NOTICE.  Whenever any notice is required to be given under the provisions of law or the Certificate of  Incorporation or by these Bylaws of the Corporation,  a written waiver,  signed by the person or persons entitled to notice,  whether  before  or after  the time  stated  therein,  shall be  deemed equivalent to notice.  Attendance  of a person at a meeting  shall  constitute a waiver of notice of such meeting,  except when the person  attends a meeting for the express  purpose of  objecting,  at the  beginning  of the  meeting,  to the transaction  of any  business  because  the  meeting is not  lawfully  called or convened.  Neither  the  business to be  transacted  at, nor the purpose of, any regular,  or special  meeting of the  stockholders,  Directors,  or members of a committee of Directors  need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                                   ARTICLE VII

                                   INSPECTION

      7.1.  MAINTENANCE AND INSPECTION OF RECORDS. The Corporation shall, either at its  principal  executive  office or at such place or places as designated by the Board of Directors,  keep a record of its  stockholders  listing their names and addresses and the number of class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books,  accounting books and other records.

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      Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any  information  storage  device or method,  provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request  of  any  person  entitled  to  inspect  such  records  pursuant  to the provisions  of the Delaware  General  Corporation  Law. When records are kept in such  manner,  a clearly  legible  paper form  produced  from or by means of the information  storage  device or method  shall be  admissible  in  evidence,  and accepted for all other  purposes,  to the same extent as an original  paper form accurately portrays the record.

      Any stockholder of record, in person or by attorney or other agent, shall, upon  written  demand  under oath  stating the purpose  thereof,  have the right during the usual  hours for  business  to inspect  for any  proper  purpose  the
Corporation's stock ledger, a list of its stockholders,  and its other books and records and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder.  In every instance  where an  attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other  writing  that  authorizes  the  attorney or other agent to so act on behalf of the  stockholder.  The  demand  under oath  shall be  directed  to the
Corporation at its registered  office in Delaware or at its principal  executive office.

      7.2. INSPECTION BY DIRECTORS. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders,  and its other books and  records  for a  purpose  reasonably  related  to his or her  position  as a director.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1.  RELIANCE ON BOOKS AND  RECORDS.  Each  Director,  each member of any committee  designated  by the  Board  of  Directors,  and  each  officer  of the
Corporation,  shall,  in the  performance of his duties,  be fully  protected in relying  in good  faith  upon the  books of  account  or  other  records  of the
Corporation,  including  reports made to the Corporation by any of its officers, by an independent certified public accountant,  or by an appraiser selected with reasonable care.

      8.2.   DIVIDENDS.   Subject  to  the  provisions  of  the  Certificate  of
Incorporation,  if any,  dividends upon the capital stock of the Corporation may be  declared  by the Board of  Directors  at any  regular  or  special  meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock,  subject to the provisions of the  Certificate of  Incorporation.
Before  payment of any dividend,  there may be set aside out of any funds of the
Corporation  available for dividends such sum or sums as the Directors from time to time, in their absolute discretion,  think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any  property of the  Corporation,  or for such other  purpose as the  Directors shall think conducive to the interest of the Corporation,  and the Directors may modify or abolish any such reserve in the manner in which it was created.

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      8.3. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting  a full  and  clear  statement  of the  business  and  condition  of the
Corporation.

      8.4. CHECKS.  All checks or demands for money and notes of the Corporation shall be signed by such  officer or officers or such other  persons as the Board of Directors may from time to time designate.

      8.5.  FISCAL  YEAR.  The  fiscal  year  of  the  Corporation  shall  be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the Chief Executive Officer shall fix the fiscal year.

      8.6. SEAL. The corporate seal shall have inscribed thereon the name of the
Corporation,  the  year of its  organization  and  the  words  "Corporate  Seal,
Delaware."  The seal may be used by  causing  it or a  facsimile  thereof  to be impressed or affixed or in any manner reproduced.

      8.7. AMENDMENTS.  The original or other Bylaws may be adopted,  amended or repealed by the stockholders  entitled to vote thereon at any regular or special meeting  or by the Board of  Directors.  The fact  that  such  power has been so conferred upon the Board of Directors  shall not divest the  stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

      8.8.  INTERPRETATION OF BYLAWS.  All words,  terms and provisions of these
Bylaws shall be interpreted  and defined by and in accordance  with the Delaware
General Corporation Law, as amended, and as amended from time to time hereafter.

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